UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2011

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34807	11-3200514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director.

On November 30, 2011, Susan Bowick was elected to the board of directors (the “Board”) of Verint Systems Inc. (“Verint”, “we”, “us”, or “our”).  Ms. Bowick is a director of Comverse Technology, Inc. (“Comverse”), our majority stockholder.  By virtue of its majority ownership stake, Comverse has the ability, acting alone, to remove existing directors and/or to elect new directors to our Board in order to fill vacancies.  For more information about Comverse’s ownership of a majority of our common stock, its control of our Board, and a description of various agreements between Comverse and Verint, please see our definitive proxy statement filed with the Securities and Exchange Commission on May 17, 2011.

Ms. Bowick, age 63, has served as a member of Comverse’s board of directors since December 2006.  Ms. Bowick served as a consultant to the joint venture of Nokia Corporation and Siemens A.G. during 2006.  From 2004 to 2007, Ms. Bowick served as an independent consultant to SAP A.G., a provider of software solutions, and Nokia Corporation, a manufacturer of mobile devices.  From 1977 to 2004, Ms. Bowick served at various executive positions with Hewlett-Packard Company, a provider of information technology, infrastructure, personal computing, global services and imaging and printing, most recently as its Executive Vice President, Human Resources and Workforce Development.  Ms. Bowick also serves as an independent director and the chair of the Compensation and Leadership Committee of EarthLink, Inc., an Internet service provider.

Ms. Bowick is expected to become party to an Indemnification Agreement with us on the same basis as our other directors, the terms of which are described in our Annual Report on Form 10-K for the year ended January 31, 2011.

The information referred to in “Item 8.01 Other Events” below related to Ms. Bowick’s committee membership is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On December 2, 2011, we issued a press release announcing the timing for our conference call to discuss earnings results for the quarter ended October 31, 2011 and outlook for the years ending January 31, 2012 and January 31, 2013.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety into this Item 7.01.

Item 8.01. Other Events

Effective November 30, 2011, in connection with Ms. Bowick’s election to the Board, Ms. Bowick was appointed as a member of and chair of the compensation committee of our Board (the “Committee”).  As a result, as of November 30, 2011, the members of the Committee are: Ms. Bowick (chair), Victor DeMarines, Howard Safir, and Shefali Shah.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Verint Systems Inc., dated December 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: December 2, 2011

	By:	/s/ Douglas E. Robinson
	Name:	Douglas E. Robinson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Verint Systems Inc., dated December 2, 2011.